                                                          EXHIBIT 23.1


                                   December 22, 1997




Board of Directors
Continental Natural Gas, Inc.
1437 S. Boulder, Suite 1250
Tulsa, Oklahoma 74119


Gentlemen:

     I hereby consent to the inclusion of my opinion as Exhibit 5 of this Registration Statement and the reference to such opinion in the Prospectus. In giving this consent, I do not admit that I am within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Sincerely,



                                       Gerald R. Shrader
                                       General Counsel

GRS/lg